Exhibit 99.1


                        CERTIFICATION OF CEO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


    In connection with the Quarterly Report of Cyber Public Relations, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Maria Trinh, as President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
    Section 906 of the Sarbanes-Oxley Act of 2002, to the best of her knowledge, that:

    (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, thefinancial condition and result of operations of the Company.


By:  /s/ Maria Trinh
--------------------

Maria Trinh
President and CEO
May 14, 2003